UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             AMENDMEND NUMBER ONE TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


              Bio-Life Labs, Inc. f/k/a TecScan International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                           33-0714007
 ------------------------------                  ---------------------------
(State or jurisdiction of                        (I.R.S. Employer incorporation
organization)                                     or Identification No.)



            16 Concord, El Paso, TX                          79906
         ------------------------------------------------- -------------
               (Address of Principal Executive Offices)     (Zip Code)


     Bio-Life Labs, Inc. f/k/a TecScan International, Inc. Stock Option Plan
                  ---------------------------------------------
                            (Full title of the plan)


                                  Nancy Le May
                               c/o John Holt Smith
                       1900 Avenue of the Stars Suite 1450
                              Los Angeles, CA 90067

                     ---------------------------------------
                     (Name and address of agent for service)

                                 (310) 402-4251
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
----------------------  ---------------- -----------------  --------------------   -----------------
                                             Proposed           Proposed maximum
Title of securities to    Amount to be    maximum offering     aggregate offering    Amount of
    be registered        be registered    price per share*           price           registration fee
----------------------   --------------- ------------------  -------------------   -----------------
Common Stock, par value     5,400,000         $0.16              $ 864,000            $ 101.69
   $0.001 per share
-----------------------  --------------- ------------------  -------------------   -----------------
       Total                5,400,000                            $ 864,000            $ 101.69




*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the General Rules and Regulations promulgated under the Securities Act of 1933. Pursuant to Rule 457(h) based upon the average of the high and low bid prices for the common stock on the OTC Bulletin Board on March 29, 2005, of $.16.



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


                                     Part I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.


     See Item 2. below.


Item 2. Registrant Information and Employee Plan Annual Information.


     The registrant will deliver, or cause to be delivered, the documents containing the information specified in Part I, Items 1. and 2., of Form S-8 to each participant in the Registrant's Stock Plan in accordance with Form S-8 and Rule 428 of the General Rules and Regulations promulgated under the Securities Act of 1933. The registrant will also provide a written statement to participants advising them that, upon written or oral request, the Registrant will make available to them, without charge, (i) the documents incorporated by reference in Item 3. of Part II of this registration statement and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus and will include the address (giving title or department) and telephone number to which the request is to be directed.


                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following are incorporated by reference in this registration statement:

     (a) The registrant's latest annual report on Form 10-KSB for the fiscal year ended June 30, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 on October 15, 2004.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report on Form 10-KSB referred to in (a) above.

     (c) The description of the registrant's common stock contained in the registration statement on Form 10-SB filed by the registrant to register the common stock under Section 12 of the Securities Exchange Act of 1934, including all amendments filed for the purpose of updating the description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of the documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

            John Holt Smith, legal counsel of the Company, holds and owns 25,000 shares of unrestricted common stock and 75,000 shares of restricted common stock.



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



Item 6. Indemnification of Directors and Officers.

     Neither our Articles of Incorporation nor our Bylaws contain a provision entitling any director or officer to indemnification against liability under the Securities Act of 1933. The Nevada Revised Statutes, as amended, permit us to indemnify our officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee or agent acted in good faith and in a manner that the person believed to be in the best interests of the registrant. A determination may be made by the stockholders; by a majority of the directors who are not parties to the action, suit or proceeding; or by opinion of independent legal counsel in the event a quorum of directors who are not a party to the action, suit or proceeding does not exist.

     Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees and agents of the registrant may be indemnified against any cost, loss or expense arising out of any liability under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, we have been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy and is, therefore, unenforceable.

     The Nevada Revised Statutes, as amended, provide further for indemnification of officers and directors as follows:

     NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a) Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

     (a) Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense

NRS 78.7501 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

     1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

     The exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached to this registration statement.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on March 29, 2005.


                                     BIO LIFE LABS, INC.



                                      By: /s/ Nancy Le May
                                      ---------------------------
                                      Nancy Le May, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




Date:  March 29, 2005                       /s/ Nancy Le May
                                            -----------------------------
                                            President, Secretary, And Director
                                            (Principal Executive, Financial and
                                            Accounting Officer


                                  EXHIBIT INDEX

     The following Exhibits are filed as part of this Registration Statement on Form S-8.

Exhibit No.    Description
-----------    ----------------------------------------------------------------

   4.1*         Bio Life Labs, Inc. f/k/a Tecscan International, Inc. Stock
                Option Plan

   4.2*         Form of Stock Option Plan Agreement

   5*           Opinion and Consent of Smith & Associates

   23.1* Consent of Robison, Hill & Co., Professional Corporation, Certified Public Accountants, Independent auditors.

   23.2*        Consent of Smith & Associates (included in Exhibit 5 hereto)
-----------

               *Filed herewith.





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